EXHIBIT 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST SECURES $212 MILLION
IN NEW LONG-TERM, FIXED-RATE FINANCING
DALLAS — (November 17, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has closed a $212 million fixed-rate financing with UBS Real Estate Investments, Inc. The new loan is comprised of a $111 million loan at an interest rate of 5.75% and term of nine years with interest only payments for four years and a $101 million loan at an interest rate of 5.70% and a term of ten years with interest only payments for five years. The two loans are secured by a total of 16 hotels.
The new loan refinances $210 million in floating-rate debt at a rate of 195 basis points over LIBOR secured by a 25 hotel portfolio that the Company financed last year, and $6.2 million of debt at a fixed rate of 7.08% secured by a single hotel. In connection with the refinancing, the Company expects to incur a one-time expense totaling approximately $4.9 million, or $0.08 per diluted share, in the fourth quarter of 2005 for an exit fee and the write-off of unamortized loan costs.
“We have been very proactive in locking in favorable long-term, fixed-rate financing with flexible terms. Our recent financing initiatives, which are virtually complete, have expanded our unencumbered asset base while reducing our weighted average fixed cost of debt to 5.5%. We were also able to lengthen our weighted average maturity to 10 years, and fixed the rate on approximately 93% of our non-revolving debt,” said Monty J. Bennett, President and CEO of Ashford Hospitality Trust.
* * * * *
     Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
     Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the
-MORE-

14185 Dallas Parkway, Suite 1100, Dallas, TX, 75254	Phone: (972) 490-9600

AHT Completes New Financing

November 17, 2005
financing on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
-END-